SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2016

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Item 8.01  Other Events

Royale Begins Production from Two Wells (CRC RVGU #8-1 and 8-2) in the Rio Vista Gas Field

Royale Energy, Inc. (OTCQB: ROYL) announced that the company has begun production from its two recently completed Rio Vista wells, CRC RVGU #8-1 and CRC RVGU #8-2.  Both wells have a combined target production rate of 3,000 Mcf per day.

Rio Vista is the largest natural gas field in California, producing over 3.5 Tcf of natural gas.  Royale and its partners used 3-D seismic to identify some deeper productive sands in the Martinez formation.  After the success of its CRC RVGU #8-1 in September with over 100 feet of stacked net pay, the company successfully drilled and completed the CRC RVGU #8-1 well in October.

The company and its partners plan to drill at least 3 to 4 more development wells within this area of the field.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: November 14, 2016	/s/ Jonathan Gregory
Jonathan Gregory, Chief Executive Officer